Exhibit 99.1
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
THURSDAY, APRIL 24, 2008

Contacts:	Paris G. Reece III	Robert N. Martin
	Chief Financial Officer	Investor Relations
	(303) 804-7706	(720) 977-3431
	greece@mdch.com	bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES FIRST QUARTER 2008 RESULTS
•	Cash flow from operations of $230.7 million

•	Quarter-end cash of $1.19 billion; no borrowings on homebuilding line of credit

•	Ending cash and available borrowing capacity of $2.43 billion

•	Pre-tax loss of $77.2 million; includes asset impairments and project cost write-offs of $56.5 million

•	Net loss of $72.8 million vs. $94.4 million in 2007

•	Diluted loss per share of $1.58 vs. $2.07 in 2007

•	Total revenue of $406.1 million vs. $745.1 million in 2007

•	Closed 1,136 homes at an average selling price of $313,200

•	Net orders for 1,098 homes with an estimated value of $324.0 million
     DENVER, Thursday, April 24, 2008 — M.D.C. Holdings, Inc. (NYSE: MDC) today announced a net loss for the quarter ended March 31, 2008 of $72.8 million, or $1.58 per diluted share, which included pre-tax charges of $54.8 million for asset impairments and $1.7 million for write-offs of deposits and pre-acquisition costs associated with land option contracts the Company does not intend to pursue. This 2008 first quarter net loss also was impacted adversely by a significant decline in our effective tax rate to 5.7%, compared with 34.3% for the same period in 2007. The decrease in the effective tax rate primarily resulted from the loss of certain manufacturing deduction benefits received in prior years and a $10.6 million increase in the deferred tax asset valuation allowance. The net loss for the first quarter of 2007 was $94.4 million, or $2.07 per diluted share, including pre-tax charges of $141.4 million for asset impairments and $4.0 million for write-offs of option deposits and pre-acquisition costs. Total revenue for the first quarter of 2008 was $406.1 million, compared with revenue of $745.1 million for the same period in 2007.
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M.D.C. HOLDINGS, INC.
     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “We remain committed to strengthening our balance sheet and reengineering our business practices as we await a recovery for the homebuilding industry. After generating positive operating cash flow for seven consecutive quarters, including over $230 million in this first quarter, we accumulated $1.2 billion in cash on hand as of March 31, 2008, with no borrowings outstanding on our $1.25 billion line of credit. In addition, we have continued to aggressively manage our exposure to performance bonds and letters of credit related to various land development activities. At the end of the 2008 first quarter, our estimated cost to complete these activities was less than $50 million.”
     Mizel continued, “We believe the strength of our balance sheet is established and, therefore, we are comfortable expanding our focus on continued business process improvements in 2008. During the first quarter, we laid the framework for such improvements through a Company-wide initiative to transform and streamline our business practices, with a goal of enhancing efficiency across our Company in preparation for future growth. This initiative is intended to contribute to the long-term value of our Company as we continue to look for opportunities to invest the substantial capital available to us.”
Homebuilding Results
     Homebuilding loss before taxes for the quarter ended March 31, 2008 improved to $77.3 million, compared with $138.9 million for the same period in 2007. The improvement in 2008 was driven in large part by a 61% decline in asset impairment charges and a 43% decline in homebuilding commissions, marketing and general and administrative expenses (“SG&A”). These decreases in expenses and charges were offset partially by reductions in home closings, average selling prices and home gross margins from the levels achieved during the same period in 2007.
     The Company closed 1,136 homes and produced home gross margins of 11.5% in the 2008 first quarter, compared with 2,001 home closings and home gross margins of 15.8% for the same period in 2007. The average selling price for the 2008 first quarter was $313,200, down $42,500 year-over-year. Homebuilding SG&A decreased to $65.1 million for the three months ended March 31, 2008, compared with $113.3 million for the same period in the prior year.
     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “The $55 million in asset impairments we recognized this quarter was nearly 70% lower than the charge recognized in the 2007 fourth quarter and was our lowest quarterly impairment charge since the third quarter of 2006. We impaired our land inventory by $30 million and our work-in-process inventory and other assets by $25 million, impacting approximately 2,600 lots in 94 subdivisions. The quarter-end book value of the impaired subdivisions after the impairments was $219 million, consisting of $50 million of land and $169 million of work-in-process. As has been the case in each of the last five quarters, the impairments this quarter primarily occurred in our West homebuilding segment, with almost 90% applicable to subdivisions in our Arizona,
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M.D.C. HOLDINGS, INC.
Nevada and California markets. Over the last seven quarters, we have impaired approximately 60% of the 13,100 lots we owned at the end of our 2008 first quarter.”
     Reece continued, “We reduced our lots owned, excluding lots with homes completed or under construction, by 13% in the first quarter alone. We accomplished this reduction in large part through the sale of more than 800 lots primarily located in Arizona and California. While these land sales had little impact on our book income for this quarter, they contributed almost $30 million in proceeds and generated a tax loss in excess of $70 million, which should increase the tax refund we expect to receive early next year.”
     Reece concluded, “During the 2008 first quarter, our homebuilding general and administrative expenses declined by 47% year-over-year, primarily due to our efforts to right-size our homebuilding operations in 2007. However, despite these successful efforts, we continued to make adjustments to our operating structure throughout the first quarter, and we intend to make further adjustments during the remainder of the year as we streamline our operations. Through our commitment to improving our processes and procedures during this downturn in homebuilding activity, we hope to better leverage our overhead during future periods of growth.”
Financial Services and Other and Corporate Results
     Income before taxes from the Company’s Financial Services and Other segment for the quarter ended March 31, 2008 was $4.1 million, compared with $7.5 million for the same period in the previous year. The decrease primarily resulted from lower gains on sales of mortgage loans, as the dollar volumes of mortgage loan originations and mortgage loans sold declined in conjunction with builder home closings. Also, insurance revenue for the first quarter of 2008 decreased year-over-year due to lower insurance premiums collected from our homebuilding subcontractors as a result of the decline in home construction levels. These decreases were offset partially by year-over-year reductions in financial services general and administrative expenses.
     Loss before taxes from the Company’s Corporate segment for the quarter ended March 31, 2008 was $4.1 million, compared with $12.3 million for the same period in the previous year. The improvement primarily resulted from an increase in interest income generated from significantly higher cash balances in 2008 and a year-over-year reduction in compensation-related expenses.
Home Orders and Backlog
     MDC received orders, net of cancellations, for 1,098 homes with an estimated sales value of $324.0 million during the 2008 first quarter, compared with net orders for 2,558 homes with an estimated sales value of $902.0 million during the same period in 2007. During the 2008 first quarter, the Company’s approximate order cancellation rate was 43%, compared with a rate of
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M.D.C. HOLDINGS, INC.
35% experienced during the same period in 2007. The Company ended the first quarter of 2008 with a backlog of 1,909 homes with an estimated sales value of $623.0 million, compared with a backlog of 4,195 homes with an estimated sales value of $1.50 billion at March 31, 2007.
     Since 1972, MDC has built and financed the American dream for more than 150,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home it builds. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Chicago, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency and American Home Title and Escrow, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit http://www.richmondamerican.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions, including changes in cancellation rates, net home orders, home gross margins, and land and home values; (2) changes in interest rates, mortgage lending programs and the availability of credit; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) terrorist acts and other acts of war; and (14) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which has been filed with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2008	2007
REVENUE

Home sales revenue	$355,792	$711,800
Land sales revenue	28,568	6,034
Other revenue	21,785	27,290

Total Revenue	406,145	745,124

COSTS AND EXPENSES

Home cost of sales	315,037	599,199
Land cost of sales	27,949	5,107
Asset impairments	54,832	141,422
Marketing expenses	19,203	29,079
Commission expenses	13,433	23,250
General and administrative expenses	52,912	90,657
Related party expenses	5	91

Total Costs and Expenses	483,371	888,805

Loss before income taxes	(77,226)	(143,681)
Benefit from income taxes	4,406	49,283

NET LOSS	$(72,820)	$(94,398)

LOSS PER SHARE
Basic	$(1.58)	$(2.07)

Diluted	$(1.58)	$(2.07)

WEIGHTED-AVERAGE SHARES OUTSTANDING

Basic	45,953	45,501

Diluted	45,953	45,501

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$1,193,849	$1,004,763
Restricted cash	1,936	1,898
Receivables
Home sales receivables	29,174	33,647
Income taxes receivable, net	—	36,988
Other receivables	15,596	16,796
Mortgage loans held for sale, net	56,630	100,144
Inventories, net
Housing completed or under construction	778,281	902,221
Land and land under development	470,522	554,336
Property and equipment, net	41,972	44,368
Deferred income taxes, net	125,208	160,565
Related party assets	28,627	28,627
Prepaid expenses and other assets, net	65,404	71,884

Total Assets	$2,807,199	$2,956,237

LIABILITIES
Accounts payable	$49,388	$71,932
Accrued liabilities	313,228	339,353
Income taxes payable, net	13,005	—
Related party liabilities	—	1,701
Homebuilding line of credit	—	—
Mortgage line of credit	32,416	70,147
Senior notes, net	997,198	997,091

Total Liabilities	1,405,235	1,480,224

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 46,389,000 and 46,344,000 issued and outstanding, respectively, at March 31, 2008, and 46,084,000 and 46,053,000 issued and outstanding, respectively, at December 31, 2007	464	461
Additional paid-in-capital	767,324	757,039
Retained earnings	635,504	719,841
Accumulated other comprehensive loss	(669)	(669)
Treasury stock, at cost; 45,000 and 31,000 shares at March 31, 2008 and December 31, 2007, respectively	(659)	(659)

Total Stockholders’ Equity	1,401,964	1,476,013

Total Liabilities and Stockholders’ Equity	$2,807,199	$2,956,237

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,
	2008	2007
REVENUE
Homebuilding
West	$223,506	$454,654
Mountain	70,495	145,191
East	54,091	61,355
Other Homebuilding	40,354	64,860

Total Homebuilding	388,446	726,060

Financial Services and Other	11,172	19,570
Corporate	9,368	5,433
Inter-company adjustments	(2,841)	(5,939)

Consolidated	$406,145	$745,124

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(61,391)	$(125,391)
Mountain	(11,608)	10,971
East	(2,335)	(4,386)
Other Homebuilding	(1,940)	(20,131)

Total Homebuilding	(77,274)	(138,937)
Financial Services and Other	4,148	7,517
Corporate	(4,100)	(12,261)

Consolidated	$(77,226)	$(143,681)

ASSET IMPAIRMENTS
West	$48,310	$121,903
Mountain	3,954	654
East	1,533	2,567
Other Homebuilding	1,035	16,298

Consolidated	$54,832	$141,422

	March 31,	December 31,
	2008	2007
TOTAL ASSETS
Homebuilding
West	$605,268	$747,835
Mountain	450,492	474,203
East	215,056	250,658
Other Homebuilding	107,909	125,003

Total Homebuilding	1,378,725	1,597,699
Financial Services and Other	128,320	174,617
Corporate	1,343,611	1,229,178
Inter-company adjustments	(43,457)	(45,257)

Consolidated	$2,807,199	$2,956,237

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2008	2007	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding Segments	$32,426	$60,999	$(28,573)	-47%
Financial Services and Other Segment	$7,023	$12,058	$(5,035)	-42%
Corporate Segment (1)	$13,468	$17,691	$(4,223)	-24%

Total	$52,917	$90,748	$(37,831)	-42%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	18.3%	15.9%	2.4%
Corporate Segment (1)	3.8%	2.5%	1.3%

Depreciation and Amortization	$8,612	$11,820	$(3,208)	-27%

Home Gross Margins (2)	11.5%	15.8%	-4.3%
Interest in Home Cost of Sales as a % of Home Sales Revenue	4.4%	1.9%	2.5%

Cash Provided by Operating Activities	$230,733	$149,323	$81,410	55%
Cash Used in Investing Activities	$(43)	$(710)	$667	-94%
Cash Used in Financing Activities	$(41,604)	$(25,879)	$(15,725)	61%

Ending Unrestricted Cash and Available Borrowing Capacity	$2,430,471	$1,868,783	$561,688	30%

Corporate and Homebuilding Interest
Interest Capitalized During the Period	$14,453	$14,441	$12	0%
Previously capitalized interest included in home cost of sales during the period	$15,773	$13,285	$2,488	19%
Interest Capitalized in Inventories at End of Period	$52,167	$51,811	$356	1%

(1)	Includes related party expenses.

(2)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended March 31, 2008, we closed homes on lots for which we had previously recorded $49.9 million of asset impairments. During the three months ended March 31, 2007, we closed homes on lots for which we had previously recorded $9.2 million of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2008	2007	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$164,743	$351,033	$(186,290)	-53%
Principal amount of mortgage loans brokered	$59,571	$118,342	$(58,771)	-50%
Capture Rate	61%	58%	3%
Including brokered loans	79%	77%	2%
Mortgage products (% of mortgage loans originated)
Fixed rate	94%	69%	25%
Adjustable rate — interest only	2%	27%	-25%
Adjustable rate — other	4%	4%	0%
Prime loans (3)	63%	59%	4%
Alt A loans (4)	0%	35%	-35%
Government loans (5)	37%	5%	32%
Sub-prime loans (6)	0%	1%	-1%

(3)	Prime loans are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(4)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(6)	Sub-prime loans are loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2008	2007	2007
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	449	515	422
Unsold Home Under Construction — Frame	516	656	480
Unsold Home Under Construction — Foundation	134	229	310

Total Unsold Homes Under Construction	1,099	1,400	1,212
Sold Homes Under Construction	1,340	1,350	2,677
Model Homes	640	730	792

Homes Completed or Under Construction	3,079	3,480	4,681

LOTS OWNED (excluding homes completed or under construction)
Arizona	2,423	2,969	5,701
California	1,150	1,491	2,508
Nevada	1,241	1,549	2,416

West	4,814	6,009	10,625

Colorado	2,890	2,992	3,274
Utah	830	863	987

Mountain	3,720	3,855	4,261

Maryland	287	302	492
Virginia	336	369	600

East	623	671	1,092

Delaware Valley	138	151	261
Florida	561	638	1,033
Illinois	165	191	268

Other Homebuilding	864	980	1,562

Total	10,021	11,515	17,540

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2008	2007	2007
LOTS CONTROLLED UNDER OPTION
Arizona	400	512	575
California	157	157	157
Nevada	—	4	117

West	557	673	849

Colorado	255	262	931
Utah	—	—	91

Mountain	255	262	1,022

Maryland	449	558	992
Virginia	1,072	1,311	2,148

East	1,521	1,869	3,140

Delaware Valley	327	327	644
Florida	470	484	1,436
Illinois	—	—	—

Other Homebuilding	797	811	2,080

Total	3,130	3,615	7,091

NON-REFUNDABLE OPTION DEPOSITS
Cash	$6,476	$6,292	$15,649
Letters of Credit	4,221	6,547	14,422

Total Non-Refundable Option Deposits	$10,697	$12,839	$30,071

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2008	2007	Amount	%
HOMES CLOSED (UNITS)
Arizona	351	652	(301)	-46%
California	154	328	(174)	-53%
Nevada	180	313	(133)	-42%

West	685	1,293	(608)	-47%

Colorado	117	164	(47)	-29%
Utah	82	228	(146)	-64%

Mountain	199	392	(193)	-49%

Maryland	49	49	—	0%
Virginia	65	68	(3)	-4%

East	114	117	(3)	-3%

Delaware Valley	31	46	(15)	-33%
Florida	95	128	(33)	-26%
Illinois	12	14	(2)	-14%
Texas	—	11	(11)	-100%

Other Homebuilding	138	199	(61)	-31%

Total	1,136	2,001	(865)	-43%

AVERAGE SELLING PRICES PER HOME CLOSED
Arizona	$232.2	$262.5	$(30.3)	-12%
California	444.6	540.0	(95.4)	-18%
Colorado	354.4	352.5	1.9	1%
Delaware Valley	425.8	489.6	(63.8)	-13%
Florida	233.4	280.9	(47.5)	-17%
Illinois	400.5	311.3	89.2	29%
Maryland	496.9	530.8	(33.9)	-6%
Nevada	247.3	305.3	(58.0)	-19%
Texas	—	135.5	(135.5)	-100%
Utah	340.1	350.0	(9.9)	-3%
Virginia	453.5	492.0	(38.5)	-8%
Company Average	$313.2	$355.7	$(42.5)	-12%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2008	2007	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	282	754	(472)	-63%
California	159	415	(256)	-62%
Nevada	181	380	(199)	-52%

West	622	1,549	(927)	-60%

Colorado	163	300	(137)	-46%
Utah	44	210	(166)	-79%

Mountain	207	510	(303)	-59%

Maryland	47	99	(52)	-53%
Virginia	70	112	(42)	-38%

East	117	211	(94)	-45%

Delaware Valley	22	62	(40)	-65%
Florida	115	179	(64)	-36%
Illinois	15	41	(26)	-63%
Texas	—	6	(6)	-100%

Other Homebuilding	152	288	(136)	-47%

Total	1,098	2,558	(1,460)	-57%

Estimated Value of Orders for Homes, net	$324,000	$902,000	$(578,000)	-64%
Estimated Average Selling Price of Orders for Homes, net	$295.1	$352.6	$(57.5)	-16%
Cancellation Rate(7)	43%	35%	8%

(7)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2008	2007	2007
BACKLOG (UNITS)
Arizona	523	592	1,606
California	208	203	514
Nevada	308	307	382

West	1,039	1,102	2,502

Colorado	259	213	389
Utah	140	178	447

Mountain	399	391	836

Maryland	124	126	237
Virginia	105	100	180

East	229	226	417

Delaware Valley	48	57	135
Florida	145	125	248
Illinois	49	46	50
Texas	—	—	7

Other Homebuilding	242	228	440

Total	1,909	1,947	4,195

Backlog Estimated Sales Value	$623,000	$650,000	$1,500,000

Estimated Average Selling Price of Homes in Backlog	$326.3	$333.8	$357.6

ACTIVE SUBDIVISIONS
Arizona	62	66	70
California	34	41	47
Nevada	34	39	45

West	130	146	162

Colorado	49	47	49
Utah	24	23	26

Mountain	73	70	75

Maryland	17	15	18
Virginia	19	18	22

East	36	33	40

Delaware Valley	2	4	4
Florida	15	20	28
Illinois	4	5	6

Other Homebuilding	21	29	38

Total	260	278	315

Average for quarter ended	272	287	311

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M.D.C. HOLDINGS, INC.
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2008	2007	2007
CORPORATE AND HOMEBUILDING DEBT-TO-CAPITAL, NET OF CASH
Total Debt	$1,029,614	$1,067,238	$1,097,485
Less Mortgage Line of Credit	(32,416)	(70,147)	(100,703)

Total Corporate and Homebuilding Debt	997,198	997,091	996,782
Less Cash (Including Restricted Cash)	(1,195,785)	(1,006,661)	(633,227)

Total Corporate and Homebuilding Debt, Net of Cash	(198,587)	(9,570)	363,555
Stockholders’ Equity	1,401,964	1,476,013	2,079,410

Total Corporate and Homebuilding Capital, Net of Cash	$1,203,377	$1,466,443	$2,442,965

Ratio of Corporate and Homebuilding Debt to Capital, Net of Cash	(0.17)	(0.01)	0.15
NOTE: From time to time, MDC discloses selected non-GAAP financial measures. While non-GAAP financial measures are not a substitute for the comparable GAAP measures, we believe that certain non-GAAP information is useful to investors and management in comparing current results to historical periods and to competitor results, and that it provides additional information on the performance of MDC’s businesses. The above is a presentation of and reconciliation of a selected non-GAAP measure with the most directly comparable GAAP financial measure.
“Ratio of corporate and homebuilding debt to capital, net of cash” is a non-GAAP financial measure. MDC’s management and investors use this ratio to help assess the risk associated with debt in the Company’s capital structure. It excludes debt incurred under MDC’s mortgage line of credit from both the numerator and denominator, as this debt is directly collateralized by mortgage loans held in inventory, which are typically liquidated within 60 days of origination, thereby reducing the risk associated with this type of debt. The ratio’s numerator and denominator are also reduced by MDC’s cash position, as this balance could be used to reduce MDC’s exposure to debt outstanding.
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